SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Ellington Income Opportunities Fund
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ELLINGTON INCOME OPPORTUNITIES FUND

8500 Normandale Lake Blvd., Suite 1900
Minneapolis, MN 55437
(855) 897-5390

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
To Be Held [  ], 2025

Dear Shareholders:

The Board of Trustees of Ellington Income Opportunities Fund, a closed-end management investment company operated as an interval fund and organized as a Delaware statutory trust (the “Fund”), has called a special meeting of the shareholders to be held at the offices of the [NAME AND ADDRESS] on [  ], 2025 at [10:00 a.m., Central Time], for the following purposes:

1.
To approve a new investment advisory agreement (“New Advisory Agreement”) by and between the Fund and Princeton Fund Advisors, LLC, the current investment adviser to the Fund. No fee increase is proposed.

2.
To approve a new investment sub-advisory agreement (“New Sub-Advisory Agreement”) by and between Princeton Fund Advisors, LLC, and Ellington Global Asset Management LLC, the current sub-adviser to the Fund. No fee increase is proposed.

3.	To transact such other business as may properly come before the Meeting or any adjournments or postponements thereof.

Shareholders of record at the close of business on [  ], 2025 are entitled to notice of, and to vote at, the special meeting and any adjournments or postponements thereof.

Important Notice Regarding the Availability of Proxy Materials
for the Shareholder Meeting to be Held on [  ], 2025.

A copy of the Notice of Shareholder Meeting, the Proxy Statement (including the proposed advisory agreement and proposed sub-advisory agreement) and Proxy Voting Ballot are available at www.[WEBSITE].com.

By Order of the Board of Trustees

Michael Sabre
Treasurer
August [   ], 2025

YOUR VOTE IS IMPORTANT
To assure your representation at the meeting, please complete the enclosed proxy and return it promptly in the accompanying envelope or by calling the number listed on your proxy card, whether or not you expect to be present at the meeting.  If you attend the meeting, you may revoke your proxy and vote your shares in person.

ELLINGTON INCOME OPPORTUNITIES FUND

with its principal offices at
8500 Normandale Lake Blvd., Suite 1900
Minneapolis, MN 55437
____________

PROXY STATEMENT
____________

SPECIAL MEETING OF SHAREHOLDERS

To Be Held [  ], 2025
____________

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Trustees (the “Board”) of Ellington Income Opportunities Fund (the “Fund”), for use at the Special Meeting of Shareholders of the Fund (the “Meeting”) to be held at the offices of the [NAME AND ADDRESS] on [  ], 2025 at [10:00 a.m., Central Time], and at any and all adjournments thereof.  The Notice of Meeting, Proxy Statement, and accompanying form of proxy will be mailed to shareholders on or about [  ], 2025.

The Meeting has been called by the Board for the following purposes:

1.
To approve a new investment advisory agreement (“New Advisory Agreement”) by and between the Trust, on behalf of the Fund, and Princeton Fund Advisors, LLC, the current investment adviser to the Fund.  No fee increase is proposed.

2.
To approve a new investment Sub-Advisory agreement (“New Sub-Advisory Agreement”) by and between Princeton Fund Advisors, LLC, and Ellington Global Asset Management LLC, the current sub-adviser to the Fund. No fee increase is proposed.

3.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Only shareholders of record at the close of business on [  ], 2025 (the “Record Date”) are entitled to notice of, and to vote at, the Meeting and any adjournments or postponements thereof.

A copy of the Fund’s most recent annual or semi-annual report, including financial statements and schedules, is available at no charge by sending a written request to the Fund, 8500 Normandale Lake Blvd., Suite 1900, Minneapolis, MN 55347 or by calling 1-855-897-5390.

PROPOSAL I

APPROVAL OF A NEW INVESTMENT ADVISORY AGREEMENT BY AND BETWEEN
THE FUND AND PRINCETON FUND ADVISORS, LLC

Background and Information

The primary purpose of this proposal is to enable Princeton Fund Advisors, LLC (“Princeton”) to continue to serve as the investment adviser to the Fund.  Princeton currently serves as the Fund’s investment adviser pursuant to an investment advisory agreement with the Fund, on behalf of the Fund (the “Current Advisory Agreement”).

Princeton is a limited liability company that is governed by a Board of Managers. Currently Princeton’s Board of Managers is composed of one Manager:  Greg Anderson.  All management decisions of Princeton are controlled by Mr. Anderson.  Under Princeton’s organizational documents, the ability to make management and policy decisions relating to Princeton’s business is solely entrusted to its Board of Managers, and the Board of Managers, not shareholders, solely has the ability to add Managers. Shareholders of Princeton do not have the ability to vote for Managers or other corporate actions.  Mr. Anderson would like to name four additional individuals to Princeton’s Board of Managers.  These individuals are Mark Penske, Jim Dickson, Eric Clarke and G. Mike Mikan.  The addition of four Managers to Princeton’s Board of Managers (the “Restructuring”) may be deemed to constitute a change in control of Princeton and therefore an “assignment” of the Current Advisory Agreement for purposes of the Investment Company Act of 1940 (the “1940 Act”).  The 1940 Act further states that an assignment of an investment advisory agreement causes the automatic termination of the investment advisory agreement.  As a result, the Current Advisory Agreement will automatically terminate by its terms as required by the 1940 Act when the Restructuring occurs.

At a meeting on August 28, 2025 (the “Board Meeting”), the Board approved a new investment advisory agreement with Princeton for the Fund (the “New Advisory Agreement”), subject to shareholder approval. The 1940 Act requires that investment advisory agreements such as the New Advisory Agreement be approved by a vote of a majority of the outstanding shares of the Fund. Therefore, shareholders of the Fund are being asked to approve the proposed New Advisory Agreement with Princeton.

The terms of the New Advisory Agreement are identical in all material respects to those of the Current Advisory Agreement, as amended. There will be no changes to the Fund’s investment objectives, principal strategies or risks, and no changes to the current investment sub-advisory fees or arrangements, as a result of the New Advisory Agreement.

Information about Princeton

Princeton, located at 1580 Lincoln St., Suite 680 Denver, CO 80203, serves as investment adviser to the Fund. Subject to the oversight of the Board, Princeton is responsible for management of the Fund’s investment portfolio through the Fund’s sub-adviser. Princeton is responsible for selecting and managing the sub-adviser and assuring that investments are made according to the Fund’s investment objective, policies and restrictions. Additionally, Princeton is responsible for conducting initial and ongoing independent evaluation of the sub-adviser. Princeton was established in 2011 for the purpose of advising individuals and institutions. As of August 31, 2025, Princeton had approximately $[  ] million in assets under management. Greg D. Anderson is responsible for Princeton’s oversight role with respect to the Fund.

The Advisory Agreement

Under the terms of the Current Advisory Agreement, as amended, Princeton is entitled to receive an annual fee from the Fund equal to 1.85% of the Fund’s average daily net assets. For such compensation, Princeton, at its expense, continuously furnishes an investment program for the Fund by selecting and managing the sub-adviser and assuring that investments are made according to the Fund’s investment objective, policies and restrictions, and such policies as the Trustees may determine.  The Board, including a majority of the trustees who are not “interested persons” (as defined in the 1940 Act), unanimously approved the Current Advisory Agreement with respect to the Fund, prior to it being amended, at a meeting held on October 10, 2018.

Subject to shareholder approval and completion of the Restructuring, the Fund will enter into the New Advisory Agreement, on behalf of the Fund, with Princeton.  The terms and conditions of the New Advisory Agreement are identical in all material respects to those of the Current Advisory Agreement, as amended. The dates of its execution, effectiveness, and termination are changed. If the New Advisory Agreement with Princeton is not approved by the shareholders of the Fund or the other mutual funds managed by Princeton, the Board and Princeton will consider other options, including a new or modified request for shareholder approval of a new advisory agreement.

The effective date of the New Advisory Agreement for the Fund will be the date of the Restructuring. The New Advisory Agreement provides that it will continue in force for an initial period of two years, and from year to year thereafter, but only so long as its continuance is approved at least annually by the Board at a meeting called for that purpose or by the vote of a majority of the outstanding shares of the Fund.  The New Advisory Agreement automatically terminates on assignment and is terminable upon notice by the Fund.  In addition, the New Advisory Agreement may be terminated upon 60 days’ notice by Princeton given to the Fund.  In the event Princeton ceases to manage the Fund, the right of that Fund to use the identifying name of “Princeton” may be withdrawn.

The New Advisory Agreement, like the Current Advisory Agreement, provides that Princeton shall not be subject to any liability in connection with the performance of its services thereunder in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations and duties.

The New Advisory Agreement is attached as Appendix A.  You should read the New Advisory Agreement.  The description in this Proxy Statement of the New Advisory Agreement is only a summary.

Information Concerning Princeton

Princeton is a limited liability company organized under the laws of the State of Delaware and located at 1580 Lincoln Street, Suite 680 Denver, CO 80203.  The names, titles, addresses, and principal occupations of the current principal executive officer and each Manager of Princeton are set forth below:

Name and Address*:	Title:
Greg D. Anderson	President and Manager

* The officer’s address is in care of Princeton, 1580 Lincoln Street, Suite 680 Denver, CO 80203.

For the fiscal year ended December 31, 2024, under the Current Advisory Agreement and subject to an expense limitation agreement between Princeton and the Trust, the Fund incurred $553,476 in management fees.

Evaluation by the Board

At the Board Meeting, the Board deliberated whether to approve the New Advisory Agreement with Princeton.  The Board relied upon the advice of independent legal counsel, and their own business judgment in determining the material factors to be considered in evaluating the New Advisory Agreement and the weight to be given to each such factor.  The Board’s conclusions were based on an evaluation of all of the information provided and were not the result of any one factor.  Moreover, each Trustee may have afforded different weight to the various factors in reaching his conclusions with respect to the Agreement.  The following summarizes the Board’s review process and the information on which its conclusions were based:

The Board considered the nature, extent, and quality of the services provided by Princeton. The Board reviewed information regarding Princeton’s organizational structure and the proposed changes to its Board of Managers.  The Board reviewed the backgrounds of the key personnel serving the Fund, and observed that they had deep and extensive asset management and compliance expertise.  The Board observed that Princeton had engaged a new senior compliance officer with over 20 years of experience in regulatory compliance, risk management, and operations within the financial services industry and was well-versed in the derivatives risk management.  The Board discussed Princeton’s oversight role of the sub-adviser, noting how Princeton regularly communicated with the sub-adviser and continuously reviewed the Fund’s holdings for compliance with investment limitations and legal requirements. The Board highlighted that Princeton reviewed underlying fund investments both with, and independent of, the sub-adviser.  The Board noted that Princeton reported no material litigation or administrative matters involving Princeton or any affiliate and observed that Princeton had an adequate business continuity plan.  The Board concluded that Princeton could be expected to continue providing consistent services to the Fund.

The Board considered the performance of the Fund, noting that the Fund outperformed the peer group over the one-year period, and outperformed the benchmark over of the five-year and since inception periods.  The Board noted that Princeton expressed continued confidence in the sub-adviser’s ability to navigate credit cycles.  The Board’s determined that the Fund’s performance was satisfactory.

The Board remarked that the Fund’s management fee of 1.85% was tied with the high of the peer group.  The Board considered Princeton’s explanation that the Fund’s investment strategy required significant operational resources and investment in research, analytics and information infrastructure.  The Board noted that Princeton agreed to limit expenses and noted that the expense ratio was well below the average of the peer group. The Board determined that the advisory fee was not unreasonable.

The Board considered Princeton’s net profits from its relationship with the Fund. The Board discussed information provided by Princeton indicating that Princeton had not realized a profit from its relationship with the Fund over the past year. The Board concluded therefore that excessive profitability was not an issue for Princeton at this time.

The Board considered whether economies of scale had been realized in connection with Princeton’s advisory services provided to the Fund. The Board noted that based on the Fund’s current asset size and profit level, the absence of breakpoints was acceptable, and agreed to continue monitoring the Fund’s asset levels and to revisit the matter as the Fund continued to grow.

Having requested and received such information from Princeton as the Board believed to be reasonably necessary to evaluate the terms of the Advisory Agreement, and as assisted by the advice of Counsel, the Board concluded that the advisory fee structure is reasonable and that approval of the Advisory Agreement is in the best interests of the shareholders of the Fund.

As a result of their considerations, the Board determined that the proposed New Advisory Agreement is in the best interests of the Fund and its shareholders.  Accordingly, the Board, including a majority of the trustees who are not “interested persons” as that term is used in the 1940 Act, unanimously approved the New Advisory Agreement and voted to recommend it to shareholders for approval.

Section 15(f) of the 1940 Act

Because the Restructuring may be considered to result in a change in control of the Adviser under the 1940 Act resulting in the termination (due to a deemed assignment) of the Former Advisory Agreement, the Adviser intends for the Restructuring to come within the safe harbor provided by Section 15(f) of the 1940 Act, which permits an investment adviser of a registered investment company (or any affiliated persons of the investment adviser) to receive any amount or benefit in connection with a sale of an interest in the investment adviser that results in an assignment of an investment advisory contract, provided that the following two conditions are satisfied.

First, an “unfair burden” may not be imposed on the investment company as a result of the sale of the interest, or any express or implied terms, conditions or understandings applicable to the sale of the interest. The term “unfair burden,” as defined in the 1940 Act, includes any arrangement during the two-year period following the transaction whereby the investment adviser (or predecessor or successor adviser), or any “interested person” of the adviser (as defined in the 1940 Act), receives or is entitled to receive any compensation, directly or indirectly, from the investment company or its security holders (other than fees for bona fide investment advisory or other services), or from any person in connection with the purchase or sale of securities or other property to, from or on behalf of the investment company (other than ordinary fees for bona fide principal underwriting services). Princeton has confirmed for the Board that the Restructuring will not impose an unfair burden on the Fund within the meaning of Section 15(f) of the 1940 Act.

Second, during the three-year period following the Restructuring, at least 75% of the members of the investment company’s board of trustees cannot be “interested persons” (as defined in the 1940 Act) of the investment adviser (or predecessor adviser). At the present time, 66.7% of the Trustees are classified as Independent Trustees, i.e., not interested persons of the Trust. The Board has committed to ensuring that at least 75% of the Trustees would not be “interested persons” of Princeton for a period of three years after the Restructuring.

The Board therefore concluded that the Advisory Agreement and Restructuring meet the requirements of Section 15 of the 1940 Act such that there will be no unfair burden on the Fund or shareholders, and that the Board will remain at least 75% independent.

Accordingly, the Board recommends that shareholders of the Fund vote “FOR” approval of the New Advisory Agreement.

PROPOSAL II

APPROVAL OF THE PROPOSED SUB-ADVISORY AGREEMENT BETWEEN PRINCETON FUND ADVISORS, LLC AND ELLINGTON GLOBAL ASSET MANAGEMENT LLC.

The primary purpose of this proposal is to enable Ellington Global Asset Management LLC (“Ellington”) to continue to serve as the investment sub-adviser to the Fund.  Ellington has served as the Fund’s investment sub-adviser since the Fund commenced operations pursuant to an investment sub-advisory agreement between Ellington and Princeton (the “Current Sub-Advisory Agreement”).

As a result of the termination of the Fund’s Current Advisory Agreement as discussed in the previous section entitled Proposal I, the Current Sub-Advisory Agreement will also terminate by its own terms.

At the Board Meeting, the Board approved a new investment sub-advisory agreement (the “New Sub-Advisory Agreement”), subject to shareholder approval. The 1940 Act requires that investment advisory agreements such as the New Sub-Advisory Agreement be approved by a vote of a majority of the outstanding shares of the Fund. Therefore, shareholders of the Fund are being asked to approve the proposed New Sub-Advisory Agreement.

The terms of the New Sub-Advisory Agreement are identical in all material respects to those of the Current Sub-Advisory Agreement. The dates of its execution, effectiveness, and termination are the only items changed.

Information about Sub-Adviser

Ellington, located at 53 Forest Avenue, 3rd Floor, Old Greenwich, CT  06870, is a Delaware limited liability company and serves as the sub-adviser to the Fund. Ellington is a subdivision of Ellington Management Group, LLC. Ellington was formed in 2006 for the purpose of providing investment management services to pooled investment vehicles and institutional managed accounts. As of August 31, 2025, Ellington had approximately $[  ] billion in assets under management.

The Sub-Advisory Agreements

The New Sub-Advisory Agreement and Current Sub-Advisory Agreement (collectively, the “Sub-Advisory Agreements”) provide that Ellington will regularly provide investment research, advice, management and supervision, shall continuously furnish an investment program for the Fund and place all orders for the purchase and sale of portfolio securities, subject to the Fund’s investment objectives, policies, and restrictions and such policies as the Board may determine. As compensation for these services, under the Sub-Advisory Agreement, Ellington is entitled to receive, on a monthly basis, 60% of the “net advisory fee’ received by Princeton in its role as investment adviser to the Fund. The “Net Advisory Fee” is the amount of the Advisory Fee minus (i) any fee waiver, and (ii) any other expenses agreed to by the parties.

The effective date of the New Sub-Advisory Agreement for the Fund will be the date of the Restructuring. The New Sub-Advisory Agreement provides that it will continue in force for an initial period of two years, and from year to year thereafter, but only so long as its continuance is approved at least annually by the Board at a meeting called for that purpose or by the vote of a majority of the outstanding shares of the Fund.  The New Sub-Advisory Agreement automatically terminates on assignment and is terminable upon notice by the Fund.  In addition, the New Sub-Advisory Agreement may be terminated upon 60 days’ notice by either party.  In the event Ellington ceases to manage the Fund, the right of the Fund to use the identifying name of “Ellington” may be withdrawn.

The New Sub-Advisory Agreement, like the Current Sub-Advisory Agreement, provides that Ellington shall not be subject to any liability in connection with the performance of its services thereunder in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations and duties.

The New Sub-Advisory Agreement is attached as Appendix B.  You should read the New Sub-Advisory Agreement.  The description in this Proxy Statement of the New Sub-Advisory Agreement is only a summary.

Information Concerning Ellington

Ellington is a limited liability company organized under the laws of the State of Delaware and located at 53 Forest Avenue, Suite 301, Old Greenwich, CT 06870.  The names, addresses and titles of the current principal executive officer and each director of Ellington are set forth below:

Name and Address*:	Title:
Michael W. Vranos	Chief Executive Officer
John D. Geanakoplos	Managing Director
Daniel R. Margolis	General Counsel
Patrick B. Maloney	Chief Compliance Officer and Associate General Counsel
Laurence E. Penn	Vice-Chairman
Mark I. Tecotzky	Vice-Chairman
Andrew Vranos	Managing Director

* Each officer address is in care of Ellington, 53 Forest Avenue, Suite 301, Old Greenwich, CT  06870.

Evaluation by the Board

At the Board Meeting, the Board deliberated whether to approve the New Sub-Advisory Agreement between Princeton and Ellington.  The Board relied upon the advice of independent counsel, and its own business judgment in determining the material factors to be considered in evaluating the New Sub-Advisory Agreement and the weight to be given to each such factor.  The Board’s conclusions were based on an evaluation of all of the information provided and were not the result of any one factor.  Moreover, each Trustee may have afforded different weight to the various factors in reaching his conclusions with respect to the Agreement.  The following summarizes the Board’s review process and the information on which its conclusions were based:

The Board considered the nature, extent, and quality of the services provided by Ellington and reviewed Ellington’s presentation of its analytical investment process, broad-based deal flow, extensive relationships in the financial community, financial and capital structuring skills, investment surveillance database, and operational expertise in managing the Fund’s assets.  The Board considered Ellington’s robust investment selection process. The Board discussed the backgrounds of the personnel providing services to the Fund, and observed their considerable asset management, operational and compliance experience.  The Board acknowledged that Ellington invested substantial resources in developing its own proprietary computer systems and its front and back-office portfolio management system.  The Board reviewed the key risks associated with the Fund’s strategy and discussed how Ellington managed those risks.  The Board considered how Ellington monitored compliance with the Fund’s investment limitations. The Board discussed Ellington’s robust counterparty selection process and how Ellington allocated investment opportunities among clients to achieve a fair and equitable treatment of participating funds and accounts over time.  The Board commented that Ellington reported no material compliance issues in the past year.  The Board recognized that Ellington had robust business continuity and disaster recovery procedures.

The Board considered the performance of the Fund, noting that the Fund underperformed its benchmark over the one-year period, but outperformed the benchmark over the five-year and since inception periods.  The Board acknowledged that Ellington attributed the underperformance in the one-year period to the impacts of duration in the third quarter of 2024.  The Board stated that Ellington reported that the Fund had exhibited outperformance from the fourth quarter of 2024 onward, particularly during periods of tariff-related market volatility.  The Board’s determined that the Fund’s performance was satisfactory.

The Board recalled that Ellington received a portion of the overall management fee from the Adviser rather than from the Fund.  The Board reviewed that the sub-advisory fee was 60% of the net management fee.  The Board discussed Ellington’s representation that all sub-advisory fees had been waived for the past year.  The Board concluded that the sub-advisory fee was not unreasonable.

The Board considered Ellington’s net profits from its relationship with the Fund. The Board discussed information provided by Ellington indicating that Ellington had not realized a profit from its relationship with the Fund over the past year.  The Board concluded, therefore, that excessive profitability was not an issue for Ellington at this time.

The Board considered whether economies of scale had been realized in connection with the services provided to the Fund. The Board determined that economies of scale was a Fund level issue and should be considered with respect to the Fund’s overall management fee.

Having requested and received such information from the Ellington as the Board believed to be reasonably necessary to evaluate the terms of the Sub-Advisory Agreement, and as assisted by the advice of Counsel, the Board concluded that the advisory fee structure is reasonable, and that approval of the Sub-Advisory Agreement is in the best interests of the shareholders of the Fund.

As a result of their considerations, the Board determined that the proposed New Sub-Advisory Agreement is in the best interests of the Fund and its shareholders.  Accordingly, the Board, including a majority of the trustees who are not “interested persons” as that term is defined in the 1940 Act, unanimously approved the New Sub-Advisory Agreement and voted to recommend it to shareholders for approval.

Section 15(f) of the 1940 Act

Because the Restructuring may be considered to result in a change in control of the Sub-Adviser under the 1940 Act resulting in the termination (due to a deemed assignment) of the Former Sub-Advisory Agreement, the Adviser intends for the Restructuring to come within the safe harbor provided by Section 15(f) of the 1940 Act, which permits an investment adviser of a registered investment company (or any affiliated persons of the investment adviser) to receive any amount or benefit in connection with a sale of an interest in the investment adviser that results in an assignment of an investment advisory contract, provided that the following two conditions are satisfied.

First, an “unfair burden” may not be imposed on the investment company as a result of the sale of the interest, or any express or implied terms, conditions or understandings applicable to the sale of the interest. The term “unfair burden,” as defined in the 1940 Act, includes any arrangement during the two-year period following the transaction whereby the investment adviser (or predecessor or successor adviser), or any “interested person” of the adviser (as defined in the 1940 Act), receives or is entitled to receive any compensation, directly or indirectly, from the investment company or its security holders (other than fees for bona fide investment advisory or other services), or from any person in connection with the purchase or sale of securities or other property to, from or on behalf of the investment company (other than ordinary fees for bona fide principal underwriting services). Princeton has confirmed for the Board that the Restructuring will not impose an unfair burden on the Fund within the meaning of Section 15(f) of the 1940 Act.

Second, during the three-year period following the Restructuring, at least 75% of the members of the investment company’s board of trustees cannot be “interested persons” (as defined in the 1940 Act) of the investment adviser (or predecessor adviser). At the present time, 66.7% of the Trustees are classified as Independent Trustees, i.e., not interested persons of the Trust. The Board has committed to ensuring that at least 75% of the Trustees would not be “interested persons” of either Princeton or Ellington for a period of three years after the Restructuring.

The Board therefore concluded that the Sub-Advisory Agreement and Restructuring meet the requirements of Section 15 of the 1940 Act such that there will be no unfair burden on the Fund or shareholders, and that the Board will remain at least 75% independent.

Accordingly, the Board recommends that shareholders of the Fund vote “FOR” approval of the New Sub-Advisory Agreement.

OTHER INFORMATION

OPERATION OF THE FUND

The Fund is a continuously offered, diversified, closed-end management investment company that is operated as an interval fund.  The Fund was organized as a Delaware statutory trust and formed by an Agreement and Declaration of Trust on August 16, 2018. The Fund’s principal executive offices are located at 8500 Normandale Lake Blvd., Suite 1900, Minneapolis, MN  55437.  The Board supervises the business activities of the Fund.  Like other registered investment companies, the Fund retains various organizations to perform specialized services.  The Fund currently retains Princeton as Fund manager and investment adviser and Ellington serves as a sub-adviser to the Fund. Foreside Fund Services, LLC, located at 3 Canal Plaza, Suite 100, Portland, ,ME  041010, serves as principal underwriter and distributor of the Fund.  U.S. Bank Global Fund Services, LLC, located at 615 E. Michigan Street, 3rd Floor, Milwaukee, WI 53202, provides the Fund with transfer agent, accounting, and administrative services.  Northern Lights Compliance Services, located at 225 Pictoria Drive, Suite 450, Cincinnati, OH  45246, provides the Fund with the services of a chief compliance officer and supporting compliance services.

THE PROXY

The Board is soliciting proxies so that each shareholder has the opportunity to vote on the proposals to be considered at the Meeting.  A proxy for voting your shares at the Meeting is enclosed. The shares represented by each valid proxy received in time will be voted at the Meeting as specified. If no specification is made, the shares represented by a duly executed proxy will be voted: for approval of the proposed New Advisory Agreement and for approval of the proposed New Sub-Advisory Agreement, and, at the discretion of the holders of the proxy on any other matter that may come before the meeting that the Fund did not have notice of a reasonable time prior to the mailing of this Proxy Statement.  You may revoke your proxy at any time before it is exercised by (1) submitting a duly executed proxy bearing a later date, (2) submitting a written notice to the President of the Fund revoking the proxy, or (3) attending and voting in person at the Meeting.

VOTING SECURITIES AND VOTING

As of the Record Date, there were [INSERT NUMBER] of shares of beneficial interest of the Fund issued and outstanding.

All shareholders of record of the Fund on the Record Date are entitled to vote at the Meeting on Proposal 1 and Proposal 2. Each shareholder is entitled to one (1) vote per share held, and fractional votes for fractional shares held, on any matter submitted to a vote at the Meeting.

An affirmative vote of the holders of a majority of the outstanding shares of the Fund is required for the approval of the proposed New Advisory Agreement and New Sub-Advisory Agreement with respect to the Fund.  As defined in the 1940 Act, a vote of the holders of a majority of the outstanding shares of the Fund means the vote of (1) 67% or more of the voting shares of the Fund present at the meeting, if the holders of more than 50% of the outstanding shares of the Fund are present in person or represented by proxy, or (2) more than 50% of the outstanding voting shares of the Fund, whichever is less.

Broker non-votes and abstentions will be considered present for purposes of determining the existence of a quorum and the number of shares of the Fund represented at the Meeting, but they are not affirmative votes for any proposal.  As a result, with respect to approval of the proposed New Advisory Agreement and New Sub-Advisory Agreement, non-votes and abstentions will have the same effect as a vote against the proposal because the required vote is a percentage of the shares present or outstanding.

SECURITY OWNERSHIP OF MANAGEMENT AND
CERTAIN BENEFICIAL OWNERS

To the best knowledge of the Fund, except as listed below, there were no Trustees or officers of the Fund or other shareholders who were the beneficial owners of more than 5% of the outstanding shares of the Fund on the Record Date. As of the Record Date, the Fund knows of no other person (including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) that beneficially owns more than 5% of the outstanding shares of the Fund.

The record owners of more than 5% of the outstanding shares of the Fund on the Record Date are listed in the following table.

[U.S. Bank to provide]

Shareholders owning more than 25% of the shares of the Fund are considered to “control” the Fund, as that term is defined under the 1940 Act.  Persons controlling a Fund can determine the outcome of any proposal submitted to the shareholders for approval.  As a group, the Board and officers of the Fund owned less than 1% of the outstanding shares of the Fund as of the Record Date.  As a result, the Board and officers as a group are not deemed to control the Fund.

SHAREHOLDER PROPOSALS

The Fund has not received any shareholder proposals to be considered for presentation at the Meeting.  Under the proxy rules of the SEC, shareholder proposals may, under certain conditions, be included in the Proxy Statement and proxy for a particular meeting.  Under these rules, proposals submitted for inclusion in the Fund’s proxy materials must be received by the Fund within a reasonable time before the solicitation is made.  The fact that the Fund receives a shareholder proposal in a timely manner does not ensure its inclusion in its proxy materials, because there are other requirements in the proxy rules relating to such inclusion.  You should be aware that annual meetings of shareholders are not required.  Any shareholder proposal should be sent to John Sabre, President, Ellington Income Opportunities Fund, 8500 Normandale Lake Blvd., Suite 1900, Minneapolis, MN  55437.

COST OF SOLICITATION

The Board is making this solicitation of proxies.  The Fund has engaged [EQ], a proxy solicitation firm (the “Proxy Solicitor”), to assist in the solicitation.  The estimated fees anticipated to be paid to the Proxy Solicitor for solicitation services are approximately $[10,000].  The cost of preparing and mailing this Proxy Statement, the accompanying Notice of Special Meeting and proxy and any additional materials relating to the meeting and the cost of soliciting proxies will be borne by Princeton.  In addition to solicitation by mail, the Fund will request banks, brokers and other custodial nominees and fiduciaries, to supply proxy materials to the respective beneficial owners of shares of the Fund of whom they have knowledge, and Princeton will reimburse them for their expenses in so doing.  Certain officers, employees and agents of the Fund and Princeton may solicit proxies in person or by telephone, facsimile transmission, or mail, for which they will not receive any special compensation.

OTHER MATTERS

The Board knows of no other matters to be presented at the Meeting other than as set forth above.  If any other matters properly come before the Meeting that the Fund did not have notice of a reasonable time prior to the mailing of this Proxy Statement, the holders of the proxy will vote the shares represented by the proxy on such matters in accordance with their best judgment, and discretionary authority to do so is included in the proxy.

PROXY DELIVERY

If you and another shareholder share the same address, the Fund may only send one Proxy Statement unless you or the other shareholder(s) request otherwise.  Call or write to the Fund if you wish to receive a separate copy of the Proxy Statement, and the Fund will promptly mail a copy to you.  You may also call or write to the Fund if you wish to receive a separate proxy in the future or if you are receiving multiple copies now and wish to receive a single copy in the future.  For such requests, call the Fund at (855) 897-5390, or write the Fund at 8500 Normandale Lake Blvd., Suite 1900, Minneapolis, MN  55437.

Important Notice Regarding the Availability of Proxy materials for the Shareholder Meeting to be Held on [  ], 2025

A copy of the Notice of Shareholder Meeting, the Proxy Statement (including a copy of the proposed advisory agreement and proposed sub-advisory agreement), and Proxy Card are available at www.[WEBSITE].com.

BY ORDER OF THE BOARD OF TRUSTEES

John L. Sabre, President

Dated [ ], 2025

PLEASE DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED REPLY ENVELOPE OR CALL THE NUMBER LISTED ON YOUR PROXY CARD.

Appendix A

[INSERT ADVISORY AGREEMENT]

A-1

Appendix B

[INSERT SUB-ADVISORY AGREEMENT]

A-2

8500 Normandale Lake Blvd., Suite 1900
Minneapolis, MN  55437

ELLINGTON INCOME OPPORTUNIITES FUND

SPECIAL MEETING OF SHAREHOLDERS TO BE HELD [  ], 2025

The undersigned, revoking previous proxies, if any, with respect to the shares described below, hereby appoints JOHN SABRE and MICHAEL SABRE each the attorney, agent, and proxy of the undersigned, with full power of substitution, to vote at the Special Meeting of Shareholders (the “Meeting”) of Ellington Income Opportunities Fund (the “Fund”) to be held at the offices of [NAME AND ADDRESS] on [ ], 2025 at [10:00 a.m., Central time], and at any and all adjournments thereof, all shares of beneficial interest of the Ellington Income Opportunities Fund (the “Fund”), on the proposals set forth regarding the approval of: (i) a new investment advisory agreement between the Fund and Princeton Fund Advisors, LLC, (ii) the new sub-advisory agreement between Princeton Fund Advisors, LLC and Ellington Global Asset Management LLC and (iii) any other matters properly brought before the Meeting.

THIS PROXY WILL, WHEN PROPERLY EXECUTED, BE VOTED AS DIRECTED HEREIN BY THE SIGNING SHAREHOLDER(S).  IF NO CONTRARY DIRECTION IS GIVEN WHEN THE DULY EXECUTED PROXY IS RETURNED, THIS PROXY WILL BE VOTED “FOR”: (i) THE INVESTMENT ADVISORY AGREEMENT (ii) THE INVESTMENT SUB-ADVISORY AGREEMENT AND (iii) IN THE APPOINTED PROXIES’ DISCRETION, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

YOUR SIGNATURE IS REQUIRED FOR YOUR VOTE TO BE COUNTED.  The undersigned acknowledges receipt with this Proxy Statement of the Board of Trustees.  Your signature(s) on this should be exactly as your name(s) appear on this Proxy.  If the shares are held jointly, each holder should sign this Proxy.  Attorneys-in-fact, executors, administrators, trustees or guardians should indicate the full title and capacity in which they are signing.

Signature	Date

Signature of Joint Shareholder	Date

▲  FOLD HERE  PLEASE DO NOT TEAR ▲

THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY’S BOARD OF TRUSTEES, AND MAY BE REVOKED PRIOR TO ITS EXERCISE BY FILING WITH THE SECRETARY OF THE COMPANY AN INSTRUMENT REVOKING THIS PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY APPEARING IN PERSON AND VOTING AT THE MEETING.

TO VOTE, MARK ONE BOX IN BLUE OR BLACK INK.  Example:

	FOR	AGAINST	ABSTAIN
1. To approve a new investment advisory agreement between the Fund and Princeton Fund Advisors, LLC	□	□	□
2. To approve a new investment sub-advisory agreement between Princeton Fund Advisors, LLC and Ellington Global Asset Management LLC	□	□	□

______________________________________________________________
A copy of the Proxy Statement and sample Proxy Ballot are available online at: www.[WEBSITE].com

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN.  PLEASE SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

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